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                                                                    Exhibit 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on form S-3 of our report dated May 20, 1997 on our audited Statement of Revenue and Certain Expenses for Westlakes Office Park, of our report dated August 8, 1997 on our audited Statement of Revenue and Certain Expenses for First Shelton Place, and of our report dated September 3, 1997 on our audited Statement of Revenue and Certain Expenses for Three Independence Way, appearing in Cali Realty Corporation's Current Report on Form 8-K, dated September 18, 1997. We also consent to the incorporation by reference in this Registration Statement of our report dated October 10, 1997 on our audited Statement of Revenue and Certain Expenses for the McGarvey Portfolio, of our report dated October 15, 1997 on our audited Statement of Revenue and Certain Expenses for Princeton Overlook, of our report dated November 18, 1997 on our audited Statement of Revenue and Certain Expenses for Concord Plaza, of our report dated November 21, 1997 on our audited Statement of Revenue and Certain Expenses for The Trooper Building, and of our report dated December 22, 1997 on our audited Statement of Revenue and Certain Expenses for 500 West Putnam, appearing in Mack-Cali Realty Corporation's Current Report on Form 8-K, dated January 16, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Schonbraun Safris Sternlieb & Co., L.L.C.
Schonbraun Safris Sternlieb & Co., L.L.C.
Roseland, New Jersey
January 16, 1998